UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):   October 31, 2008
QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14837 (Commission File Number)	75-2756163 (I.R.S. Employer Identification No.)
777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (817) 665-5000
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
     On October 31, 2008, Quicksilver Resources Inc. (“Quicksilver”) announced that it filed a lawsuit (the “Petition”) in the District Court of Tarrant County, Texas (the “Court”), against BreitBurn Energy Partners L.P. (“BreitBurn”), BreitBurn GP, LLC, the general partner of BreitBurn (“BreitBurn GP”), BreitBurn Operating L.P., a wholly-owned subsidiary of BreitBurn through which BreitBurn’s business is operated (“BreitBurn Operating”), Provident Energy Trust, a Canadian open-ended income trust (“Provident”), and certain individuals who serve as, or have previously served as, directors and/or officers of BreitBurn GP and/or Provident, including Randall Breitenbach and Halbert Washburn, the Co-Chief Executive Officers of BreitBurn GP (collectively, the “Defendants”).
     On September 11, 2007, Quicksilver entered into a Contribution Agreement with BreitBurn Operating (the “Contribution Agreement”). On November 1, 2007, pursuant to the Contribution Agreement, Quicksilver contributed certain assets and equity interests to BreitBurn Operating in exchange for $750 million in cash and Common Units of BreitBurn (the “BreitBurn Units”). The BreitBurn Units acquired by Quicksilver pursuant to the Contribution Agreement currently comprise approximately 41% of the outstanding BreitBurn Units.
     At the time Quicksilver acquired the BreitBurn Units, all of the limited liability company interests in BreitBurn GP were held by BreitBurn Management Company, LLC (“BreitBurn Management”). Provident indirectly held 95.55% of the limited liability company interests in BreitBurn Management, and the remaining interests were indirectly held by Messrs. Breitenbach and Washburn.
     On June 17, 2008, BreitBurn purchased Provident’s entire interest in BreitBurn Management at a premium. Simultaneously, BreitBurn acquired the remaining interest in BreitBurn Management indirectly held by Messrs. Breitenbach and Washburn and became the sole member of BreitBurn Management. BreitBurn also purportedly amended the First Amended and Restated Agreement of Limited Partnership of BreitBurn, dated as of October 10, 2006 (the “Partnership Agreement”), to, among other things, (i) appoint directors to the board of directors of BreitBurn GP without the approval of BreitBurn’s limited partners and (ii) limit Quicksilver’s voting rights with respect to the election of directors. Specifically, this purported amendment requires that any entity or group that owns 20% or more of any class of the outstanding BreitBurn Units may not vote any BreitBurn Units in excess of the 20% threshold in an election of directors of BreitBurn GP (the “Partnership Agreement Amendment”). In addition, BreitBurn eliminated the general partner economic interest, and BreitBurn did not offer Quicksilver or any other limited partner the opportunity to vote on any of these transactions or on the Partnership Agreement Amendment.
     In the Petition, Quicksilver alleges that, among other things, one or more of the Defendants breached the Contribution Agreement, violated the Texas Securities Act and the Texas Business & Commerce Code, committed common law fraud, fraudulent inducement, negligent misrepresentation and civil conspiracy, in each case arising out of Defendants’ false and misleading statements and omissions, including statements and omissions relating to BreitBurn’s relationship with Provident, breached the Partnership Agreement and breached their duty of good faith and fair dealing by entering into the Partnership Agreement Amendment.
     In the Petition, Quicksilver has requested, among other things, the following relief from the Court: (i) damages resulting from Defendants’ fraudulent conduct, violation of Texas securities laws, breach of contract and breach of the duty of good faith and fair dealing, (ii) exemplary damages, (iii) injunctive relief allowing Quicksilver to vote all of its BreitBurn Units in future elections for directors of BreitBurn GP, and (iv) a declaration that, among other things, (A) Quicksilver may vote all of its BreitBurn Units in an election of directors of BreitBurn GP, (B) Quicksilver may directly communicate with, or provide proxy materials to, other holders of BreitBurn Units without transmitting such communications or proxy materials through BreitBurn or its transfer agent and (C) the casting of votes by a limited partner of BreitBurn to replace the general partner of BreitBurn or elect directors does not constitute “participation in the control” of BreitBurn and thus poses no threat to the limited liability of the limited partners of BreitBurn.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit
Number	Description
99.1	Press Release dated October 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.
By:	/s/ John C. Cirone
Name: John C. Cirone
Title: Senior Vice President
Date: October 31, 2008

Index to Exhibits

Exhibit
Number	Description
99.1	Press Release dated October 31, 2008.